UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2012

AMERICAN INTERNATIONAL VENTURES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30368	22-3489463
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6004 Tealside Court, Lithia, Florida	33547
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (813) 260-2866

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 15, 2012, the Registrant entered into an Advisory Agreement with Sunrise Securities Corp. (“Sunrise”) pursuant to which Sunrise will provide to the Registrant financial and acquisition advisory services.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Advisory Agreement filed as Exhibit 10.21 hereto and which is incorporated herein by reference.

Also, on June 15, 2012, the Registrant entered into a Property Option to Purchase Agreement with Save the World Technologies Inc. (“SWT”) pursuant to which the Registrant granted to SWT a two year option to purchase its Gypsy and Hot Springs Mines located in Douglas County, Nevada for $5 million and 3 million shares of common stock of SWT or its successor.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Property Option to Purchase Agreement filed as Exhibit 10.22 hereto and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.21 - Advisory Agreement dated June 15, 2012
10.22 - Property Option to Purchase Agreement dated June 15, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2012

AMERICAN INTERNATIONAL VENTURES, INC.

By:	/s/ Brandon Nash
Name: Brandon Nash
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.21	Advisory Agreement dated June 15, 2012
10.22	Property Option to Purchase Agreement dated June 15, 2012